SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New Century REIT, Inc.

(to be changed to New Century Financial Corporation)

(Exact name of registrant as specified in its charter)

Maryland	56-2451763
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

18400 Von Karman Avenue, Suite 1000, Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-114709
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.
__________________________________	__________________________________

__________________________________	__________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of the Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, par value $0.01 per share, is incorporated by reference herein in the sections entitled “Description of New Century REIT Capital Stock” and “Comparison of Rights of Stockholders of New Century Financial and New Century REIT” contained in the Registrant’s registration statement on Form S-4 initially filed with the Securities and Exchange Commission on April 22, 2004 (file no. 333-114709), as amended (the “Registration Statement”), including any form of the prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Not applicable.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW CENTURY REIT, INC. (to be changed to New Century Financial Corporation), a Maryland corporation

Date:	September 30, 2004	By:	/s/ Robert K. Cole
Robert K. Cole Chief Executive Officer Chairman of the Board of Directors

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